August 4, 2026 Contact: Roger Schrum
843-339-6018
roger.schrum@sonoco.com

Sonoco Aligns Global Consumer Businesses Under Single Leadership Structure
Ernest Haynes Named President of Company’s Largest Global Packaging Business

HARTSVILLE, S.C., U.S. – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value metal and paper consumer and industrial packaging, today announced it is aligning its Global Consumer Packaging businesses under a single integrated leadership structure reporting to Ernest Haynes, President, Global Consumer Packaging.

“As leaders in metal and paper cans, closures and components, we are taking the next step to align our Global Consumer Packaging businesses around our products, our customers and our people,” said Howard Coker, Sonoco President and Chief Executive Officer. “I’m pleased to have an experienced leader like Ernest taking over this important role. He has nearly 30 years of operating and commercial leadership at Sonoco and will bring the best of our Americas and EMEA/APAC businesses together to leverage our technology, supply chain and research and development to meet the changing needs of our global customers.”

As President of Sonoco’s Global Consumer Packaging segment, Haynes will be responsible for Sonoco’s largest global business with roughly $5.2 billion in annual sales, 98 operations in 25 countries and 11,250 employees serving some of the best-known consumer brands around the world. He reports directly to Coker.

“I’m excited by the opportunity to further grow our strong metal and paper can businesses around the world,” said Haynes. “This new structure simplifies and improves the efficiency of our operating model enabling our teams to better collaborate, innovate and grow. I am passionate about fostering a culture of innovation and ensuring world-class manufacturing, quality and technical service for our brands worldwide. Our people, commitment to unmatched customer service and market leadership position us for improved performance and future growth.”

Since joining Sonoco in 1997, Haynes has held numerous leadership roles across both the Company’s Consumer and Industrial segments. Prior to this appointment, he was President of Sonoco’s Consumer, Americas business and was President, Metal Packaging North America, following the acquisition of Ball Metalpack in 2022. From 2018 to 2021, he served as Division Vice President and General Manager of Rigid Paper Containers, North America. Prior to that, he was Division Vice President of Operations for Tubes and Cores, U.S./Canada.

Haynes is a graduate of the Wharton School’s Executive General Management Program and holds a bachelor’s degree in industrial engineering from Clemson University. He places significant importance on community impact through service and currently is a director on the Clemson University Foundation Board. He is also a life member of the Omega Psi Phi Fraternity.

Sonoco’s Industrial Paper Packaging segment will continue to be led by James Harrell, President. In addition, Sean Cairns, President, Sonoco EMEA/APAC, is leaving the Company after 17 years with Sonoco and 30 years in the packaging industry.

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“I want to thank Sean for his leadership and dedication to Sonoco over the last two decades. We wish him all the best in his future endeavors,” Coker said.

About Sonoco
Founded in 1899, Sonoco (NYSE: SON) is a global leader in value-added, sustainable metal and paper consumer and industrial packaging. A Fortune 500 company, Sonoco generated net sales of $7.5 billion from continuing operations in 2025 and has approximately 22,000 employees working in 263 operations in 37 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of the World’s Most Admired Companies by Fortune in 2026 as well as one of America’s Most Admired and Responsible Companies by Fortune and Newsweek. In 2025, the Company was included on USA TODAY’s list of America’s Climate Leaders. For more information on the Company, visit our website at www.sonoco.com.

Forward-Looking Statements
Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “allow,” “believe,” “committed,” “continue,” “lead to,” “footing,” “future,” “next,” “opportunity,” “strive,” “will” or the negative thereof and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include, but are not limited to, statements regarding the expected benefits of Sonoco’s new operating structure, including with respect to innovation, collaboration, operational efficiency and growth; expectations regarding the Company’s new leadership structure; expectations regarding improved performance and future growth; and the Company’s ability to serve stakeholders. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the Company’s ability to execute on its strategy, including with respect to organizational restructuring and leadership transitions, portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom; the ability to retain key personnel and successfully integrate operations under the new leadership structure; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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